Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Contacts:	Terry Sanford, EVP & CFO
Carriage Services, Inc.
713-332-8400

	Investors:	Alexandra Tramont/Matt Steinberg
FTI Consulting, Inc.
(212) 850-5600
CARRIAGE SERVICES ANNOUNCES RETIREMENT OF
VINCENT D. FOSTER FROM BOARD OF DIRECTORS
     HOUSTON November 4, 2011 — Carriage Services, Inc. (NYSE: CSV) announced that Vincent D. Foster is retiring from the Board of Directors effective November 11, 2011. Mr. Foster has served on the Board for twelve years and his current term on the Board ends at the 2013 annual meeting of shareholders. Mr. Foster communicated to the Board yesterday his decision to pursue other personal and professional interests. Upon Mr. Foster’s retirement, Carriage will have three independent and two inside Board members.
     Melvin C. Payne, Chief Executive Officer, stated, “We thank Vince Foster for his long and valuable service to Carriage Services. He contributed immensely during the formative years of our Company, especially as the Chairman of Carriage’s Audit Committee.”
     Carriage Services is a leading provider of deathcare services and merchandise in the United States. Carriage operates 158 funeral homes in 25 states and 33 cemeteries in 12 states.
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2010, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.